             As filed with the Securities and Exchange Commission
                              on August 31, 1998

                           Registration No. 811-8162


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                _______________

                                   FORM N-1A

                            AMENDMENT NO. 7 TO THE
                            REGISTRATION STATEMENT
                                     UNDER
                      THE INVESTMENT COMPANY ACT OF 1940

                          MASTER INVESTMENT PORTFOLIO
              (Exact Name of Registrant as Specified in Charter)

                111 Center Street, Little Rock, Arkansas  72201
         (Address of Principal Executive Offices, including Zip Code)

                    _______________________________________

              Registrant's Telephone Number, including Area Code:
                                (800) 643-9691

                             Richard H. Blank, Jr.
                               c/o Stephens Inc.
                               111 Center Street
                         Little Rock, Arkansas  72201
                    (Name and Address of Agent for Service)

                                With a copy to:
                            Robert M. Kurucza, Esq.
                            Marco E. Adelfio, Esq.
                            Morrison & Foerster LLP
                  2000 Pennsylvania Avenue, N.W., Suite 5500
                         Washington, D.C.  20006-1812

                               EXPLANATORY NOTE
                               ----------------

     This Amendment No. 7 to the Registration Statement of Master Investment Portfolio (the "Trust") is being filed to add a new Master Portfolio to the Trust -- the Money Market Master Portfolio.

    This Amendment has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940. However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933 (the "1933 Act") because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by registered broker/dealers or by investment companies, insurance company separate accounts, common commingled trust funds, group trusts or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interest in the Registrant.

                          Master Investment Portfolio
                             Cross Reference Sheet
                             ---------------------


Form N-1A Item Number
---------------------

Part A          Prospectus Caption
------          ------------------

4               General Description of Registrant
                Investment Objectives
                Investment Policies
                Risk Considerations
5               Management of the Master Portfolios
                Investment Adviser
                Co-Administrators
                Placement Agent
                Custodian
                Transfer Agent
                Expenses
6               Capital Stock and Other Securities
                Organization and Interests
                Dividends and Distributions
                Taxes
7               Purchase of Interests
8               Redemption or Repurchase
9               Not Applicable

Part B          Statement of Additional Information
------          -----------------------------------

10              Cover Page
11              Table of Contents
12              General Information and History
13              Investment Objectives and Policies
                Portfolio Securities
                Management Policies
                Investment Restrictions
14              Management of MIP
15              Control Persons and Principal Holders of Securities
16              Investment Advisory and Other Services
17              Brokerage Allocation and Other Practices
18              Capital Stock and Other Securities
19              Purchase, Redemption and Pricing of Securities
20              Tax Status
21              Underwriters
22              Calculation of Performance Data
23              Financial Information

Part C          Other Information
------          -----------------

24-32 Information required to be included in Part C is set forth under the appropriate Item, so numbered, in Part C of this Document.

                         MASTER INVESTMENT PORTFOLIO

                        MONEY MARKET MASTER PORTFOLIO

                                   PART A

                              SEPTEMBER 1, 1998

Responses to Items 1 through 3 have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

ITEM 4.  GENERAL DESCRIPTION OF REGISTRANT.

GENERAL. Master Investment Portfolio ("MIP") is an open-end, management investment company, organized on October 21, 1993 as a business trust under the laws of the State of Delaware. MIP is a "series fund," which is a mutual fund divided into separate portfolios. By this offering document, MIP is offering one diversified portfolio - the MONEY MARKET MASTER PORTFOLIO (the "Master Portfolio"). The Master Portfolio is treated as a separate entity for certain matters under the Investment Company Act of 1940, as amended (the "1940 Act") and for other purposes. An interestholder of one master portfolio of MIP is not deemed to be an interestholder of any other master portfolio of MIP. As described below, for certain matters MIP interestholders vote together as a group; as to others they vote separately by master portfolio. MIP currently offers nine other portfolios pursuant to other offering documents. From time to time, other portfolios may be established and sold pursuant to other offering documents.

         Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Master Portfolio may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act. Organizations or other entities that hold shares of beneficial interest in the Master Portfolio may be referred to herein as "feeder funds."

INVESTMENT OBJECTIVE AND POLICIES.

         * The MONEY MARKET MASTER PORTFOLIO seeks to provide investors with a high level of income, while preserving capital and liquidity, by investing in high quality, short-term investments. These securities include obligations of the U.S. Government, its agencies and instrumentalities (including government-sponsored enterprises), certificates of deposit and U.S. Treasury bills, high-quality debt obligations, such as corporate debt, certain obligations of U.S. banks and certain repurchase agreements.

         The investment objective of the Master Portfolio cannot be changed without approval by the holders of a majority (as defined in the 1940 Act) of the Master Portfolio's outstanding voting securities. The investment objective and policies of the Master Portfolio determine the types of portfolio securities in which it invests and can be expected to affect the degree of risk to which the Master Portfolio is subject and the performance of the Master Portfolio. There can be no assurance that the Master Portfolio's investment objective will be achieved.

         CERTAIN FUNDAMENTAL POLICIES. The Master Portfolio may (i) borrow from banks up to 10% of the current value of its net assets only for temporary purposes in order to meet redemptions, and these borrowings may be secured by the pledge of up to 10% of the current value of its net assets (but investments may not be purchased while any such outstanding borrowing in excess of 5% of its net assets exists); (ii) make loans of portfolio securities or other assets, however, as a matter of current operating policy, the Master Portfolio does not loan its portfolio securities and loans for purposes of this restriction will not include the purchase of fixed-time deposits, repurchase agreements, commercial paper and other short-term obligations, and other types of debt instruments commonly sold in a public or private offering; and (iii) may not invest

25% or more of its total assets (i.e., concentrate) in any particular industry, excluding: a) U.S. Government obligations and b) obligations of banks to the extent that the SEC, by rule or interpretation, permits funds to a reserve freedom to concentrate in such obligations. See Item 13, "Investment Objective and Policies -- Investment Restrictions," in Part B.

CERTAIN ADDITIONAL NON-FUNDAMENTAL POLICIES.

1. The Master Portfolio may invest in shares of other open-end management investment companies, subject to the limitations of Section 12(d)(1) of the 1940 Act. Under the 1940 Act, the Master Portfolio's investment in such securities currently is limited, subject to certain exceptions, to (i) 3% of the total voting stock of any one investment company, (ii) 5% of the Master Portfolio's net assets with respect to any one investment company, and (iii) 10% of the Master Portfolio's net assets in the aggregate. Other investment companies in which the Master Portfolio invests can be expected to charge fees for operating expenses, such as investment advisory and administration fees, that would be in addition to those charged by the Master Portfolio.

2. The Master Portfolio may not invest more than 10% of its net assets in illiquid securities. For this purpose, illiquid securities include, among others, (i) securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale, (ii) fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days, and (iii) repurchase agreements not terminable within seven days.

3. The Master Portfolio may lend securities from its portfolio to brokers, dealers and financial institutions, in amounts not to exceed (in the aggregate) one-third of the Master Portfolio's total assets. Any such loans of portfolio securities will be fully collateralized based on values that are marked to market daily. The Master Portfolio will not enter into any portfolio security lending arrangement having a duration of longer than one year.

    See Item 13, "Investment Objectives and Policies -- Investment Restrictions," in Part B.

RISK CONSIDERATIONS.

    The Master Portfolio's investments are expected to present minimal risks because of their relatively short maturities and the high credit quality (financial strength) of the issuers. The Master Portfolio seeks to maintain a portfolio of investments that will permit interestholders to maintain a net asset value of $1.00 per share; however, there is no assurance that this will be achieved.

    Pursuant to the Investment Company Act of 1940, as amended (the "1940 Act"), the Master Portfolio must comply with certain investment criteria designed to provide liquidity and reduce risk to allow the interestholders to maintain a stable net asset value of $1.00 per share. The Master Portfolio seeks to reduce risk by investing its assets in securities of various issuers. As such, the Master Portfolio is considered to be diversified for purposes of the 1940 Act.

    The Master Portfolio emphasizes safety of principal and high credit quality. In particular, the internal investment policies of the Master Portfolio's investment adviser, BGFA, have always prohibited the purchase by the Master Portfolio of many types of floating-rate instruments commonly referred to as derivatives that are considered to be potentially volatile. The Master Portfolio may only invest in floating-rate securities that bear interest at a rate that resets quarterly or more frequently, and that resets based on changes in standard money market rate indices such as U.S. Government Treasury bills, London Interbank Offered Rate, the prime rate, published commercial paper rates, federal funds rates, Public Securities Associates floaters or JJ Kenney index floaters.

     The Master Portfolio's dollar-weighted average portfolio maturity must not exceed 90 days. Any security that the Master Portfolio purchases must have a remaining maturity of not more than 397 days (13 months). In addition, any security that the Master Portfolio purchases must present minimal credit risks and be of "high quality." "High quality" means to be rated in the top two rating categories by the requisite NRSROs or, if unrated, determined to be of comparable quality to such rated securities by BGFA, as the Master Portfolio's investment adviser, under guidelines adopted by MIP's Board of Trustees. The Master Portfolio may not achieve as high a level of current income as other mutual funds that do not limit their investment to the high credit quality instruments in which the Master Portfolio invests.

         The Master Portfolio may invest up to 10% of its assets in illiquid securities. Illiquid securities, which may include certain restricted securities, may be difficult to sell promptly at an acceptable price. Certain restricted securities may be subject to legal restrictions on resale. Delay or difficulty in selling securities may result in a loss or be costly to the Master Portfolio.

YEAR 2000 -- Many computer software systems in use today cannot distinguish the Year 2000 from the Year 1900. Most of the services provided to the Master Portfolio depend on the smooth functioning of computer systems. Any failure to adapt these systems in time could hamper the Master Portfolio's operations and services. The Master Portfolio's principal service providers have advised the Master Portfolio that they are working on necessary changes to their systems and that they expect their systems to be adapted in time. There can, of course, be no assurance of success. In addition, because the Year 2000 issue affects virtually all organizations, the companies or entities in which the Master Portfolio invests also could be adversely impacted by the Year 2000 issue. The extent of such impact cannot be predicted.

ITEM 5.  MANAGEMENT OF THE MASTER PORTFOLIO

INVESTMENT ADVISER -- BGFA serves as investment adviser to the Master Portfolio. BGFA is a direct subsidiary of Barclays Global Investors, N.A. (which, in turn, is an indirect subsidiary of Barclays Bank PLC ("Barclays")) and is located at 45 Fremont Street, San Francisco, CA 94105. As of April 30, 1998, BGFA and its affiliates provided investment advisory services for approximately $575 billion of assets under management.

         BGFA provides the Master Portfolio with investment guidance and policy direction in connection with daily portfolio management, subject to the supervision of MIP's Board of Trustees and in conformity with Delaware law and the stated policies of the Master Portfolio. BGFA furnishes to MIP's Board of Trustees periodic reports on the investment strategy and performance of the Master Portfolio.

         BGFA is entitled to receive monthly fees at the annual rate of 0.10% of the average daily net assets of the Master Portfolio as compensation for its advisory services. From time to time, BGFA may waive such fees in whole or in part. Any such waiver will reduce the expenses of the Master Portfolio and, accordingly, have a favorable impact on its performance.

         Purchase and sale orders of the securities held by the Master Portfolio may be combined with those of other accounts that BGFA manages or advises, and for which it has brokerage placement authority, in the interest of seeking the most favorable overall net results. When BGFA, subject to the supervision of, and the overall authority of MIP's Board of Trustees, determines that a particular security should be bought or sold for the Master Portfolio and other accounts managed by BGFA, it undertakes to allocate those transactions among the participants equitably.

         BGFA may deal, trade and invest for its own account in the types of securities in which the Master Portfolio may invest. BGFA has informed MIP that in making its investment decisions it does not obtain or use material inside information in its possession.

         Morrison & Foerster LLP, counsel to MIP and special counsel to BGFA, has advised MIP and BGFA that BGFA and its affiliates may perform the services contemplated by the BGFA Advisory Contracts and this Part A without violation of the Glass-Steagall Act. Such counsel has pointed out, however, that there are no controlling judicial or administrative interpretations or decisions and that future judicial or administrative interpretations of, or decisions relating to, present federal or state statutes, including the Glass-Steagall Act, and regulations relating to the permissible activities of banks and their subsidiaries or affiliates, as well as future changes in such statutes, regulations and judicial or administrative decisions or interpretations, could prevent such entities from continuing to perform, in whole or in part, such services. If any such entity were prohibited from performing any such services, it is expected that new agreements would be proposed or entered into with another entity or entities qualified to perform such services.

CO-ADMINISTRATORS -- Stephens and Barclays Global Investors, N.A. ("BGI") are the Master Portfolio's co-administrators. Stephens and BGI provide the Master Portfolio with administration services, including general supervision of the Master Portfolio's non-investment operations, coordination of the other services provided to the Master Portfolio, compilation of information for reports to the SEC and the state securities commissions, preparation of proxy statements and shareholder reports, and general supervision of data compilation in connection with preparing periodic reports to the MIP's trustees and officers. Stephens also furnishes office space and certain facilities to conduct the Master Portfolio's business, and compensates the MIP's trustees, officers, and employees who are affiliated with Stephens. In addition, except as outlined below under "Master Portfolio Expenses," Stephens and BGI will be responsible for paying all expenses incurred by the Master Portfolio other than the fees payable to BGFA. Stephens and BGI are not entitled to compensation for providing administration services to the Master Portfolio, so long as they are entitled to receive fees for providing similar services to a feeder fund of another registered investment company that invests all of its assets in the Master Portfolio. To the extent that Stephens and BGI provide administration services to the Master Portfolio in connection with assets of a feeder fund for which they do not provide administration services, they can make arrangements to be compensated for administration services to the extent of such other feeder fund's investment in the Master Portfolio.

         BGI has delegated certain of its duties as co-administrator to Investors Bank & Trust Company ("IBT"). IBT, as sub-administrator, is compensated by BGI for performing certain administration services.

PLACEMENT AGENT -- Stephens is the placement agent for the Master Portfolio. Stephens is a full service broker/dealer and investment advisory firm located at 111 Center Street, Little Rock, Arkansas 72201. Stephens and its predecessor have been providing securities and investment services for more than 60 years, including discretionary portfolio management services since 1983. Stephens currently manages investment portfolios for pension and profit sharing plans, individual investors, foundations, insurance companies and university endowments. Stephens does not receive compensation for acting as placement agent.

CUSTODIAN -- IBT currently acts as the Master Portfolio's custodian. The principal business address of IBT is 200 Clarendon Street, Boston, Massachusetts 02116.

TRANSFER AGENT -- IBT also acts as the Master Portfolio's Transfer and Dividend Disbursing Agent (the "Transfer Agent").

EXPENSES -- Except for extraordinary expenses, brokerage and other expenses connected to the execution of portfolio transactions and certain other expenses which are borne by the Master Portfolio, Stephens and BGI have agreed to bear all costs of the Master Portfolio's and MIP's operations.

ITEM 6.  CAPITAL STOCK AND OTHER SECURITIES.

ORGANIZATION AND INTERESTS

         MIP is organized as a trust under the laws of the State of Delaware. Investors in MIP are each liable for all obligations of MIP. However, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance exists and it was unable to meet its obligations.

         To date, the Board of Trustees has authorized the creation of fifteen separate series. All consideration received by MIP for shares of one of the series and all assets in which such consideration is invested will belong to that series (subject only to the rights of creditors of MIP) and will be subject to the liabilities related thereto.

The income attributable to, and the expenses of, one series are treated separately from those of the other series. MIP may create, from time to time, new series without shareholder approval.

    As of September 1, 1998, the Money Market Fund of MasterWorks Funds Inc. ("MasterWorks"), 111 Center Street, Little Rock, Arkansas 72201, owned approximately 99.99% of the outstanding voting securities of the Master Portfolio. As such, said Fund could be considered a "controlling person" of the Master Portfolio for purposes of the 1940 Act.

    INTERESTS IN THE MASTER PORTFOLIO ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK, AND ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY. INVESTMENT IN THE MASTER PORTFOLIO INVOLVES CERTAIN INVESTMENT RISKS, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL. THE YIELD AND INVESTMENT RETURN OF THE MASTER PORTFOLIO IS EXPECTED TO FLUCTUATE AND INVESTMENTS IN THE MASTER PORTFOLIO ARE NOT GUARANTEED.

    Unless otherwise required by the 1940 Act, ordinarily it will not be necessary for MIP to hold annual meetings of interestholders. As a result, interestholders may not consider each year the election of Trustees or the appointment of auditors. However, the holders of at least 10% of the securities outstanding and entitled to vote may require MIP to hold a special meeting of shareholders for purposes of removing a Trustee from office. MIP interestholders may remove a Trustee by the affirmative vote of a majority of MIP's outstanding voting securities. In addition, the Board of Trustees will call a meeting of interestholders for the purpose of electing Trustees if, at any time, less than a majority of the Trustees then holding office have been elected by interestholders. Investments in the Master Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value.

DIVIDENDS AND DISTRIBUTIONS

    The net investment income of the Master Portfolio generally will be declared as a dividend daily and paid monthly to all investors of record as of 1:00 p.m. (Pacific time). Net investment income for a Saturday, Sunday or Holiday (as defined below) will be declared as a dividend to investors of record as of 1:00 p.m. (Pacific time) on the previous business day. All of the net investment income of the Master Portfolio so determined is allocated pro rata among the investors in the Master Portfolio at the time of such determination.

    Dividends and capital gain distributions, if any, paid by the Master Portfolio will be reinvested in the investor's interest in the Master Portfolio at net asset value and credited to the investor's account on the payment date.

TAXES

    Based upon the anticipated classification of the Master Portfolio for federal income tax purposes, MIP believes that the Master Portfolio will qualify as a partnership for such purposes. MIP therefore believes that the Master Portfolio will not be subject to any federal income tax on its income and net capital gains (if any). However, each investor in the Master Portfolio will be taxable on its distributive share of the Master Portfolio's taxable income in determining its federal income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

    It is intended that the Master Portfolio's assets, income and distributions will be managed in such a way that a regulated investment company investing in the Master Portfolio may satisfy the requirements of Subchapter M of the Code by investing substantially all of its assets in the Master Portfolio.

         Investor inquiries should be directed to Master Investment Portfolio, 111 Center Street, Little Rock, Arkansas 72201.

ITEM 7.  PURCHASE OF INTERESTS AND NET ASSET VALUE.

         Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Master Portfolio may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the Securities Act of 1933, as amended. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the Securities Act of 1933, as amended.

         Shares of the Master Portfolio are sold on a continuous basis at the net asset value per share next determined after an order in proper form is received by the Transfer Agent. Net asset value per share for the Master Portfolio is determined as of the close of trading of the New York Stock Exchange (currently 1:00 p.m., Pacific Time), on each day the New York Stock Exchange is open for business (a "Business Day"). On any day the trading markets for both U.S. government securities and money market instruments close early, the NAV calculation time and the dividend, purchase and redemption cut-off times for the Fund may be earlier than 1:00 p.m. (Pacific time).

         Net asset value per share is computed by dividing the value of the Master Portfolio's net assets (i.e., the value of its assets less liabilities) by its total number of shares outstanding. All expenses are accrued daily and taken into account for the purpose of calculating net asset value. The Master Portfolio uses the amortized cost method to value its portfolio securities. The amortized cost method involves valuing a security at its cost and amortizing any discount or premium over the period until maturity, generally without regard to the impact of fluctuating interest rates on the market value of the security. MIP's Board of Trustees believes that this valuation method accurately reflects fair value.

ITEM 8.  REDEMPTION OR REPURCHASE.

         An investor in MIP may withdraw all or any portion of its investment on any Business Day at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Transfer Agent. When a request is received in proper form, MIP will redeem the shares at the next determined net asset value.

         The Master Portfolio will make payment for all shares redeemed within three days after receipt by the Transfer Agent of a redemption request in proper form, except as provided by the rules of the Securities and Exchange Commission. Investments in the Master Portfolio may not be transferred.

         The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the New York Stock Exchange is closed (other than weekends or holidays) or trading on such Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

ITEM 9.  PENDING LEGAL PROCEEDINGS.   Not applicable.

                                  APPENDIX

PORTFOLIO SECURITIES.

    To the extent set forth in this offering document, the Master Portfolio may invest in the securities described below.

    U.S. GOVERNMENT OBLIGATIONS -- The Master Portfolio may invest in various types of U.S. Government obligations. U.S. Government obligations include securities issued or guaranteed as to principal and interest by the U.S. Government, its agencies or instrumentalities. Payment of principal and interest on U.S. Government obligations (i) may be backed by the full faith and credit of the United States (as with U.S. Treasury obligations and GNMA certificates) or
(ii) may be backed solely by the issuing or guaranteeing agency or instrumentality itself (as with FNMA notes). In the latter case, the investor must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment, which agency or instrumentality may be privately owned. There can be no assurance that the U.S. Government would provide financial support to its agencies or instrumentalities where it is not obligated to do so. As a general matter, the value of debt instruments, including U.S. Government obligations, declines when market interest rates increase and rises when market interest rates decrease. Certain types of U.S. Government obligations are subject to fluctuations in yield or value due to their structure or contract terms.

    ASSET BACKED SECURITIES - The Master Portfolio may purchase asset-backed securities, which are securities backed by installment contracts, credit-card receivables or other assets. Asset-backed securities represent interests in "pools" of assets in which payments of both interest and principal on the securities are made monthly, thus in effect "passing through" monthly payments made by the individual borrowers on the assets that underlie the securities, net of any fees paid to the issuer or guarantor of the securities. The average life of asset-backed securities varies with the maturities of the underlying instruments and is likely to be substantially less than the original maturity of the assets underlying the securities as a result of prepayments. For this and other reasons, an asset-backed security's stated maturity may be shortened, and the security's total return may be difficult to predict precisely. The Master Portfolio may invest in such securities up to the limits prescribed by Rule 2a-7 and other provisions of the 1940 Act.

    BANK OBLIGATIONS -- The Master Portfolio may invest in bank obligations which include, but are not limited to, negotiable certificates of deposit ("CDs"), bankers' acceptances and fixed time deposits. The Master Portfolio also may invest in high-quality short-term obligations of foreign branches of U.S. banks or U.S. branches of foreign banks that are denominated in and pay interest in U.S. dollars.

    Fixed time deposits are obligations of U.S. banks, foreign branches of U.S. banks or foreign banks which are payable at a stated maturity date and bear a fixed rate of interest. Generally fixed time deposits may be withdrawn on demand by the investor, but they may be subject to early withdrawal penalties which vary depending upon market conditions and the remaining maturity of the obligation. Although fixed time deposits do not have an established market, there are no contractual restrictions on the Master Portfolio's right to transfer a beneficial interest in the deposit to a third party. It is the policy of the Master Portfolio not to invest in fixed time deposits subject to withdrawal penalties, other than overnight deposits, or in repurchase agreements with more than seven days to maturity or other illiquid securities, if more than 10% of the value of its net assets would be so invested.

    Obligations of foreign banks and foreign branches of U.S. banks involve somewhat different investment risks from those affecting domestic obligations, including the possibilities that liquidity could be impaired because of future political and economic developments, that the obligations may be less marketable than comparable obligations of U.S. banks, that a foreign jurisdiction might impose withholding taxes on interest income payable on those obligations, that foreign deposits may be seized or nationalized, that foreign governmental restrictions (such as foreign exchange controls) may be adopted which might adversely affect the payment of principal and interest on those obligations and that the selection of those obligations may be more difficult because there may be less publicly available information concerning foreign banks or the accounting, auditing and financial reporting standards, practices and requirements applicable to foreign banks may differ from those applicable to U.S. banks. In that connection, foreign banks are not subject to examination by any U.S. Government agency or instrumentality.

    COMMERCIAL PAPER AND SHORT-TERM CORPORATE DEBT INSTRUMENTS -- The Master Portfolio may invest in commercial paper (including variable amount master demand notes), which consists of short-term, unsecured promissory notes issued by corporations to finance short-term credit needs. Commercial paper is usually sold on a discount basis and has a maturity at the time of issuance not exceeding nine months. Variable amount master demand notes are demand obligations that permit the investment of fluctuating amounts at varying market rates of interest pursuant to arrangements between the issuer and a commercial bank acting as agent for the payee of such notes whereby both parties have the right to vary the amount of the outstanding indebtedness on the notes. The investment adviser and/or sub-adviser to each Master Portfolio monitors on an ongoing basis the ability of an issuer of a demand instrument to pay principal and interest on demand.

    The Master Portfolio also may invest in non-convertible corporate debt securities (e.g., bonds and debentures) with not more than thirteen months remaining to maturity at the date of settlement. The Master Portfolio will invest only in such corporate bonds and debentures that are rated at the time of purchase at least "Aa" by Moody's or "AA" by S&P. Subsequent to its purchase by the Master Portfolio, an issue of securities may cease to be rated or its rating may be reduced below the minimum rating required for purchase by the Master Portfolio. The investment adviser to the Master Portfolio will consider such an event in determining whether the Master Portfolio should continue to hold the obligation. To the extent the Master Portfolio continues to hold such obligations, it may be subject to additional risk of default.

    REPURCHASE AGREEMENTS -- The Master Portfolio may enter into repurchase agreements wherein the seller of a security to the Master Portfolio agrees to repurchase that security from the Master Portfolio at a mutually-agreed upon time and price. The period of maturity is usually quite short, often overnight or a few days, although it may extend over a number of months. The Master Portfolio may enter into repurchase agreements only with respect to securities that could otherwise be purchased by the Master Portfolio, and all repurchase transactions must be collateralized. The Master Portfolio may incur a loss on a repurchase transaction if the seller defaults and the value of the underlying collateral declines or is otherwise limited or if receipt of the security or collateral is delayed. The Master Portfolios may participate in pooled repurchase agreement transactions with other Master Portfolios advised by BGFA.

    LETTERS OF CREDIT -- Certain of the debt obligations, certificates of participation, commercial paper and other short-term obligations which the Master Portfolio is permitted to purchase may be backed by an unconditional and irrevocable letter of credit of a bank, savings and loan association or insurance company which assumes the obligation for payment of principal and interest in the event of default by the issuer. Letter of credit-backed investments must, in the opinion of BGFA, be of investment quality comparable to other permitted investments of the Master Portfolio.

    OTHER INVESTMENT COMPANIES -- The Master Portfolio may invest in shares of other open-end investment companies that invest exclusively in high-quality short-term securities subject. The Master Portfolio may also purchase shares of exchange listed closed-end Master Portfolios.

    MUNICIPAL OBLIGATIONS -- The Master Portfolio may invest in municipal obligations. Municipal bonds generally have a maturity at the time of issuance of up to 40 years. Medium-term municipal notes are generally issued in anticipation of the receipt of tax Master Portfolios, of the proceeds of bond placements, or of other revenues. The ability of an issuer to make payments on notes is therefore especially dependent on such tax receipts, proceeds from bond sales or other revenues, as the case may be. Municipal commercial paper is a debt obligation with a stated maturity of 270 days or less that is issued to finance seasonal working capital needs or as short-term financing in anticipation of longer-term debt.

    The Master Portfolio will invest in `high-quality'(as that term is defined in Rule 2a-7 of the 1940 Act) long-term municipal bonds, municipal notes and short-term commercial paper, with remaining maturities not exceeding 13 months.

    FLOATING- AND VARIABLE-RATE OBLIGATIONS -- The Master Portfolio may purchase debt instruments with interest rates that are periodically adjusted at specified intervals or whenever a benchmark rate or index changes. The floating- and variable-rate instruments that the Master Portfolio may purchase include certificates of participation in such instruments. These adjustments generally limit the increase or decrease in the amount of interest received on the debt instruments. Floating- and variable-rate instruments are subject to interest-rate risk and credit risk.

    PARTICIPATION INTERESTS -- The Fund may invest in participation interests in any type of security in which the Fund may invest. A participation interest gives the Fund an undivided interest in the underlying securities in the proportion that the Fund's participation interest bears to the total principal amount of the underlying securities.

    ILLIQUID SECURITIES -- The Master Portfolio may invest in securities not registered under the 1933 Act and other securities subject to legal or other restrictions on resale. Because such securities may be less liquid than other investments, they may be difficult to sell promptly at an acceptable price. Delay or difficulty in selling securities may result in a loss or be costly to the Master Portfolio.

    RATINGS -- The ratings of Moody's, S&P, Fitch and Duff represent their opinions as to the quality of the obligations which they undertake to rate. It should be emphasized, however, that ratings are relative and subjective and, although ratings may be useful in evaluating the safety of interest and principal payments, they do not evaluate the market value risk of such obligations. Therefore, although these ratings may be an initial criterion for selection of portfolio investments, BGFA also will evaluate such obligations and the ability of their issuers to pay interest and principal. The Master Portfolio will rely on BGFA's judgment, analysis and experience in evaluating the creditworthiness of an issuer. In this evaluation, BGFA will take into consideration, among other things, the issuer's financial resources, its sensitivity to economic conditions and trends, the quality of the issuer's management and regulatory matters. It also is possible that a rating agency might not timely change the rating on a particular issue to reflect subsequent events. See Item 4, "Description of Registrant -- Risk Factors -- Fixed-Income Securities."

                           MASTER INVESTMENT PORTFOLIO

                          MONEY MARKET MASTER PORTFOLIO

                  PART B -- STATEMENT OF ADDITIONAL INFORMATION

                                SEPTEMBER 1, 1998

ITEM 10.  COVER PAGE.

    Master Investment Portfolio ("MIP", at times the "Trust") is an open-end, management investment company. MIP is a "series fund," which is a mutual fund divided into separate portfolios. This Part B is not a prospectus and should be read in conjunction with MIP's Part A, also dated September 1, 1998. All terms used in this Part B that are defined in Part A have the meanings assigned in Part A. A copy of Part A may be obtained without charge by writing Master Investment Portfolio, c/o Investors Bank & Trust Co., -- Transfer Agent, P.O. Box 9130, Mail Code MFD23, Boston, MA 02117-9130, or by calling 1-800-204-3956. MIP's Registration Statement may be examined at the office of the Securities and Exchange Commission ("SEC") in Washington, D.C.

ITEM 11.  TABLE OF CONTENTS

                                                                                                          PAGE

General Information and History ...................................................................          1
Investment Objectives and Policies ................................................................          1
Management of MIP..................................................................................          6
Control Persons and Principal Holders of Securities ...............................................          8
Investment Advisory and Other Services.............................................................          9
Brokerage Allocation and Other Practices...........................................................         11
Capital Stock and Other Securities.................................................................         12
Purchase, Redemption and Pricing of Securities ....................................................         12
Tax Status.........................................................................................         14
Underwriters.......................................................................................         14
Calculations of Performance Data...................................................................         14
Financial Information .............................................................................         14
Appendix...........................................................................................        A-1
Financial Statements...............................................................................        F-1

ITEM 12.  GENERAL INFORMATION AND HISTORY.

Not applicable.

ITEM 13.  INVESTMENT OBJECTIVES AND POLICIES.

    The following information supplements and should be read in conjunction with
Item 4 in Part A.

    Investment Objective. By this offering document, MIP is offering a diversified portfolio, the Money Market Master Portfolio (the "Master Portfolio"). Organizations and other entities that hold shares of beneficial interest of the Master Portfolio may be referred to herein as "feeder funds."

    The Master Portfolio's investment objective is set forth in Item 4, "General Description of Registrant -- Investment Objective," of Part A. There can be no assurance that the investment objective of the Master Portfolio will be achieved. The Master Portfolio's investment objective is fundamental and, therefore, cannot be changed without approval by the holders of a majority (as defined in the Investment Company Act of 1940, as amended (the "1940 Act")) of the Master Portfolio's outstanding voting interests.

    Investment Restrictions. The Master Portfolio has adopted investment restrictions numbered 1 through 11 as fundamental policies. These restrictions cannot be changed without approval by the holders of a majority (as defined in the 1940 Act) of the Master Portfolio's outstanding voting securities. Investment restrictions numbered 12 through 14 are not fundamental policies and may be changed by vote of a majority of the Trustees of MIP at any time.

    MASTER PORTFOLIO FUNDAMENTAL INVESTMENT RESTRICTIONS. The Master Portfolio is subject to the following investment restrictions, all of which are fundamental policies.

The Money Market Master Portfolio may not:

    (1) purchase the securities of issuers conducting their principal business activity in the same industry if, immediately after the purchase and as a result thereof, the value of the Master Portfolio's investments in that industry would be 25% or more of the current value of the Master Portfolio's total assets, provided that there is no limitation with respect to investments in (i) obligations of the U.S. Government, its agencies or instrumentalities; and (ii) obligations of banks, to the extent that the U.S. Securities and Exchange Commission ("SEC"), by rule or interpretation, permits funds to reserve freedom to concentrate in such obligations;

    (2) purchase or sell real estate or real estate limited partnerships (other than securities secured by real estate or interests therein or securities issued by companies that invest in real estate or interests therein);

    (3) purchase commodities or commodity contracts (including futures contracts), except that the Master Portfolio may purchase securities of an issuer which invests or deals in commodities or commodity contracts;

    (4) purchase interests, leases, or limited partnership interests in oil, gas, or other mineral exploration or development programs;

    (5) purchase securities on margin (except for short-term credits necessary for the clearance of transactions and except for margin payments in connection with options, futures and options on futures) or make short sales of securities;

    (6) underwrite securities of other issuers, except to the extent that the purchase of permitted investments directly from the issuer thereof or from an underwriter for an issuer and the later disposition of such securities in accordance with the Master Portfolio's investment program may be deemed to be an underwriting;

    (7) make investments for the purpose of exercising control or management;

    (8) borrow money or issue senior securities as defined in the Investment Company Act of 1940 (the "1940 Act"), except that the Master Portfolio may borrow from banks up to 10% of the current value of its net assets for temporary purposes only in order to meet redemptions, and these borrowings may be secured by the pledge of up to 10% of the current value of its net assets (but investments may not be purchased while any such outstanding borrowing in excess of 5% of its net assets exists);

    (9) write, purchase or sell puts, calls, straddles, spreads, warrants, options or any combination thereof, except that the Master Portfolio may purchase securities with put rights in order to maintain liquidity;

    (10) purchase securities of any issuer (except securities issued or guaranteed by the U.S. Government, its agencies and instrumentalities) if, as a result, with respect to 75% of its total assets, more than 5% of the value of the Master Portfolio's total assets would be invested in the securities of any one issuer or, with respect to 100% of its total assets the Master Portfolio's ownership would be more than 10% of the outstanding voting securities of such issuer; or

    (11) make loans, except that the Master Portfolio may purchase or hold debt instruments or lend its portfolio securities in accordance with its investment policies, and may enter into repurchase agreements.

    MASTER PORTFOLIO NON-FUNDAMENTAL INVESTMENT RESTRICTIONS. The Master Portfolio is subject to the following investment restrictions, all of which are non-fundamental policies.

As a matter of non-fundamental policy:

    (12) The Master Portfolio may invest in shares of other open-end management investment companies, subject to the limitations of Section 12(d)(1) of the 1940 Act. Under the 1940 Act, the Master Portfolio's investment in such securities currently is limited, subject to certain exceptions, to (i) 3% of the total voting stock of any one investment company, (ii) 5% of the Master Portfolio's net assets with respect to any one investment company, and (iii) 10% of the Master Portfolio's net assets in the aggregate. Other investment companies in which the Master Portfolio invests can be expected to charge fees for operating expenses, such as investment advisory and administration fees, that would be in addition to those charged by the Master Portfolio.

    (13) The Master Portfolio may not invest more than 10% of its net assets in illiquid securities. For this purpose, illiquid securities include, among others, (i) securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale, (ii) fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days, and (iii) repurchase agreements not terminable within seven days.

    (14) The Master Portfolio may lend securities from its portfolio to brokers, dealers and financial institutions, in amounts not to exceed (in the aggregate) one-third of the Master Portfolio's total assets. Any such loans of portfolio securities will be fully collateralized based on values that are marked to market daily. The Master Portfolio will not enter into any portfolio security lending arrangement having a duration of longer than one year.

PORTFOLIO SECURITIES.

    General. The assets of the Master Portfolio consist only of obligations
    -------
maturing within thirteen months from the date of acquisition (as determined in accordance with the regulations of the SEC), and the dollar-weighted average maturity of the Master Portfolio may not exceed 90 days. The securities in which the Master Portfolio may invest will not yield as high a level of current income as may be achieved from securities with less liquidity and less safety. There can be no assurance that the Master Portfolio's investment objective will be realized as described in the Master Portfolio's Prospectus.

    Unrated Investments. The Master Portfolio may purchase instruments that are
    -------------------
not rated if, in the opinion of BGFA, such obligations are of investment quality comparable to other rated investments that are permitted for purchase by the Master Portfolio, if they are purchased in accordance with the Master Portfolio's procedures adopted by the Trust's Board of Trustees in accordance with Rule 2a-7 under the 1940 Act. Such procedures require approval or ratification by the Trustees of the purchase of unrated securities. After purchase by the Master Portfolio, a security may cease to be rated or its rating may be reduced below the minimum required for purchase by the Master Portfolio. Neither event will require an immediate sale of such security by the Master Portfolio provided that, when a security ceases to be rated, the Trust's Board of Trustees determines that such security presents minimal credit risks and, provided further that, when a security rating is downgraded below the eligible quality for investment or no longer presents minimal credit risks, the Board finds that the sale of such security would not be in the Master Portfolio's interestholder's best interests. However, in no event will such securities exceed 5% of the Master Portfolio's net assets.

     To the extent the ratings given by a nationally recognized statistical ratings organization ("NRSRO") may change as a result of changes in such organizations or their rating systems, the Master Portfolio will attempt to use comparable ratings as standards for investments in accordance with the investment policies contained in the Prospectus and in this SAI. The ratings of NRSROs are more fully described in the SAI Appendix.

    Pass-Through Obligations. Certain of the debt obligations in which the
    ------------------------
Master Portfolio may invest may be pass-through obligations that represent an ownership interest in a pool of mortgages and the resultant cash flow from those mortgages. Payments by homeowners on the loans in the pool flow through to certificate holders in amounts sufficient to repay principal and to pay interest at the pass-through rate. The stated maturities of pass-through obligations may be shortened by unscheduled prepayments of principal on the underlying mortgages. Therefore, it is not possible to predict accurately the average maturity of a particular pass-through obligation. Variations in the maturities of pass-through obligations will affect the yield of any Master Portfolio investing in such obligations. Furthermore, as with any debt obligation, fluctuations in interest rates will inversely affect the market value of pass-through obligations.

    Loans of Portfolio Securities. The Master Portfolio may lend its securities
    -----------------------------
to brokers, dealers and financial institutions, provided (1) the loan is secured continuously by collateral consisting of cash, U.S. Government securities or an irrevocable letter of credit which is marked to market daily to ensure that each loan is fully collateralized; (2) the Master Portfolio may at any time recall the loan and obtain the return of the securities loaned within five business days; (3) the Master Portfolio will receive any interest or dividends paid on the securities loaned; and (4) the aggregate market value of securities loaned will not at any time exceed one-third of the total assets of the Master Portfolio. The Master Portfolio may earn income in connection with securities loans either through the reinvestment of the cash collateral or the payment of fees by the borrower. The Master Portfolio does not currently intend to lend its portfolio securities.

    Repurchase Agreements. The Master Portfolio may engage in a repurchase
    ---------------------
agreement with respect to any security in which it is authorized to invest, although the underlying security may mature in more than thirteen months. The Master Portfolio may enter into repurchase agreements wherein the seller of a security to the Master Portfolio agrees to repurchase that security from the Master Portfolio at a mutually agreed-upon time and price that involves the acquisition by the Master Portfolio of an underlying debt instrument, subject to the seller's obligation to repurchase, and the Master Portfolio's obligation to resell, the instrument at a fixed price usually not more than one week after its purchase.

Securities acquired as collateral by the Master Portfolio under a repurchase agreement will be held in a segregated account at a bank. The Master Portfolio may enter into repurchase agreements only with respect to securities of the type in which it may invest, including government securities and mortgage-related securities, regardless of their remaining maturities, and requires that additional securities be deposited with the custodian if the value of the securities purchased should decrease below resale price. BGFA monitors on an ongoing basis the value of the collateral to assure that it always equals or exceeds the repurchase price. Certain costs may be incurred by the Master Portfolio in connection with the sale of the underlying securities if the seller does not repurchase them in accordance with the repurchase agreement. In addition, if bankruptcy proceedings are commenced with respect to the seller of the securities, disposition of the securities by the Master Portfolio may be delayed or limited. While it does not presently appear possible to eliminate all risks from these transactions (particularly the possibility of a decline in the market value of the underlying securities, as well as delay and costs to the Master Portfolio in connection with insolvency proceedings), it is the policy of the Master Portfolio to limit repurchase agreements to selected creditworthy securities dealers or domestic banks or other recognized financial institutions. The Master Portfolio considers on an ongoing basis the creditworthiness of the institutions with which it enters into repurchase agreements. Repurchase agreements are considered to be loans by the Master Portfolio under the 1940 Act.

    Floating- and Variable-Rate Obligations. The Master Portfolio may purchase
    ---------------------------------------
floating- and variable-rate obligations as described in the Prospectus. The Master Portfolio may purchase floating- and variable-rate demand notes and bonds, which are obligations ordinarily having stated maturities in excess of thirteen months, but which permit the holder to demand payment of principal at any time, or at specified intervals not exceeding thirteen months. Variable rate demand notes include master demand notes that are obligations that permit the Master Portfolio to invest fluctuating amounts, which may change daily without penalty, pursuant to direct arrangements between the Master Portfolio, as lender, and the borrower. The interest rates on these notes fluctuate from time to time. The issuer of such obligations ordinarily has a corresponding right, after a given period, to prepay in its discretion the outstanding principal amount of the obligations plus accrued interest upon a specified number of days' notice to the holders of such obligations. The interest rate on a floating-rate demand obligation is based on a known lending rate, such as a bank's prime rate, and is adjusted automatically each time such rate is adjusted. The interest rate on a variable-rate demand obligation is adjusted automatically at specified intervals. Frequently, such obligations are secured by letters of credit or other credit support arrangements provided by banks. Because these obligations are direct lending arrangements between the lender and borrower, it is not contemplated that such instruments generally will be traded, and there generally is no established secondary market for these obligations, although they are redeemable at face value. Accordingly, where these obligations are not secured by letters of credit or other credit support arrangements, the Master Portfolio's right to redeem is dependent on the ability of the borrower to pay principal and interest on demand. Such obligations frequently are not rated by credit rating agencies and the Master Portfolio may invest in obligations which are not so rated only if BGFA determines that at the time of investment the obligations are of comparable quality to the other obligations in which the Master Portfolio may invest. BGFA, on behalf of the Master Portfolio, considers on an ongoing basis the creditworthiness of the issuers of the floating- and variable-rate demand obligations in the Master Portfolio's portfolio. The Master Portfolio will not invest more than 10% of the value of its total net assets in floating- or variable-rate demand obligations whose demand feature is not exercisable within seven days. Such obligations may be treated as liquid, provided that an active secondary market exists.

    Forward Commitments, When-Issued Purchases and Delayed-Delivery
    ---------------------------------------------------------------
Transactions. The Master Portfolio may purchase securities on a when-issued or
------------
forward commitment (sometimes called a delayed-delivery) basis, which means that the price is fixed at the time of commitment, but delivery and payment ordinarily take place a number of days after the date of the commitment to purchase. The Master Portfolio will make commitments to purchase such securities only with the intention of actually acquiring the securities, but the Master Portfolio may sell these securities before the settlement date if it is deemed advisable. The Master Portfolio will not accrue income in respect of a security purchased on a forward commitment basis prior to its stated delivery date.

    Securities purchased on a when-issued or forward commitment basis and certain other securities held in the Master Portfolio's investment portfolio are subject to changes in value (both generally changing in the same way, i.e.,
                                                                      - -
appreciating when interest rates decline and depreciating when interest rates rise) based upon the public's perception of the creditworthiness of the issuer and changes, real or anticipated, in the level of interest rates. Securities purchased on a when-issued or forward commitment basis may expose the Master Portfolio to risk because they may experience such fluctuations prior to their actual delivery. Purchasing securities on a when-issued or forward commitment basis can involve the additional risk that the yield available in the market when the delivery takes place actually may be higher than that obtained in the transaction itself. A segregated account of the Master Portfolio consisting of cash or U.S. Government obligations or other high quality liquid debt securities at least equal at all times to the amount of the when-issued or forward commitments will be established and maintained at the Master Portfolio's custodian bank. Purchasing securities on a forward commitment basis when the Master Portfolio is fully or almost fully invested may result in greater potential fluctuation in the value of the Master Portfolio's total net assets and its net asset value per share. In addition, because the Master Portfolio will set aside cash and other high quality liquid debt securities as described above, the liquidity of the Master Portfolio's investment portfolio may decrease as the proportion of securities in the Master Portfolio's portfolio purchased on a when-issued or forward commitment basis increases.

    The value of the securities underlying a when-issued purchase or a forward commitment to purchase securities, and any subsequent fluctuations in their value, is taken into account when determining the Master Portfolio's net asset value starting on the day the Master Portfolio agrees to purchase the securities. The Master Portfolio does not earn interest on the securities it has committed to purchase until they are paid for and delivered on the settlement date. When the Master Portfolio makes a forward commitment to sell securities it owns, the proceeds to be received upon settlement are included in the Master Portfolio's assets, and fluctuations in the value of the underlying securities are not reflected in the Master Portfolio's net asset value as long as the commitment remains in effect.

    Rule 144A. It is possible that unregistered securities, purchased by the
    ---------
Master Portfolio in reliance upon Rule 144A under the Securities Act of 1933, could have the effect of increasing the level of the Master Portfolio's illiquidity to the extent that qualified institutional buyers become, for a period, uninterested in purchasing these securities.

    Foreign Obligations. Investments in foreign obligations involve certain
    -------------------
considerations that are not typically associated with investing in domestic obligations. There may be less publicly available information about a foreign issuer than about a domestic issuer. Foreign issuers also are not generally subject to uniform accounting, auditing and financial reporting standards or governmental supervision comparable to those applicable to domestic issuers. In addition, with respect to certain foreign countries, taxes may be withheld at the source under foreign income tax laws, and there is a possibility of expropriation or confiscatory taxation, political or social instability or diplomatic developments that could adversely affect investments in, the liquidity of, and the ability to enforce contractual obligations with respect to, securities of issuers located in those countries. The Master Portfolio may invest up to 25% of its assets in foreign obligations.

    Obligations of foreign banks and foreign branches of U.S. banks involve somewhat different investment risks from those affecting obligations of U.S. banks, including the possibilities that liquidity could be impaired because of future political and economic developments; the obligations may be less marketable than comparable obligations of U.S. banks; a foreign jurisdiction might impose withholding taxes on interest income payable on those obligations; foreign deposits may be seized or nationalized; foreign governmental restrictions (such as foreign exchange controls) may be adopted which might adversely affect the payment of principal and interest on those obligations; and the selection of those obligations may be more difficult because there may be less publicly available information concerning foreign banks. In addition, the accounting, auditing and financial reporting standards, practices and requirements applicable to foreign banks may differ from those applicable to U.S. banks. In that connection, foreign banks are not subject to examination by any U.S. Government agency or instrumentality.

ITEM 14.  MANAGEMENT OF MIP.

    The following information supplements and should be read in conjunction with the Part A section entitled "Management of the Master Portfolio." The Trustees and Principal Officer of MIP, together with information as to their principal business occupations during at least the last five years, are shown below. The address of each, unless otherwise indicated, is 111 Center Street, Little Rock, Arkansas 72201. Each Trustee who is deemed to be an "interested person" of the MIP, as defined in the 1940 Act, is indicated by an asterisk.

                                                         PRINCIPAL OCCUPATIONS
    NAME, ADDRESS AND AGE           POSITION              DURING PAST 5 YEARS
    ---------------------           --------            -----------------------
Jack S. Euphrat, 75               Trustee                   Private Investor.
415 Walsh Road
Atherton, CA 94027

*R. Greg Feltus, 46               Trustee,                  Senior Vice President of
                                  President                 Stephens; President of Stephens
                                  and Trustee,              Insurance Services Inc.; Senior
                                                            Vice President of Stephens
                                                            Sports Management Inc.; and
                                                            President of Investors
                                                            Brokerage Insurance Inc.

                                                         PRINCIPAL OCCUPATIONS
    NAME, ADDRESS AND AGE           POSITION              DURING PAST 5 YEARS
    ---------------------           --------            -----------------------
Thomas S. Goho, 55                Trustee                   Associate Professor of Finance,
P.O. Box 7285                                               Calloway School of Business and
Reynolda Station                                            Accounting, Wake Forest
Winston-Salem, NC 27104                                     University, since 1982.

*W. Rodney Hughes, 71             Trustee                   Private Investor.
31 Dellwood Court
San Rafael, CA 94901

*J. Tucker Morse, 53              Trustee                   Chairman of Home Account
4 Beaufain Street                                           Networks, Inc.; Real Estate
Charleston, SC 29401                                        Developer; Chairman of
                                                            Renaissance Properties Ltd;
                                                            President of Morse Investment
                                                            Corporation; and Co-Managing
                                                            Partner of Main Street
                                                            Ventures.

Richard H. Blank, Jr., 41         Chief Operating           Vice President of Stephens;
                                  Officer, Secretary        Director of Stephens Sports
                                  and Treasurer             Management Inc.; and Director
                                                            of Capo Inc.


                               COMPENSATION TABLE
                   FOR THE FISCAL YEAR ENDED FEBRUARY 28, 1998

                                                                                        TOTAL COMPENSATION
                                               AGGREGATE COMPENSATION                     FROM REGISTRANT
          NAME AND POSITION                        FROM REGISTRANT                       AND FUND COMPLEX
          -----------------                    ----------------------                    ----------------
Jack S. Euphrat                                         $0                                    $11,250
       Trustee

*R. Greg Feltus                                          0                                       0
       Trustee

Thomas S. Goho                                           0                                    11,250
       Trustee

*Zoe Ann Hines/1/                                        0                                       0
       Trustee

*W. Rodney Hughes                                        0                                    11,000
       Trustee

Robert M. Joses/2/                                       0                                      1,000
       Trustee

*J. Tucker Morse                                         0                                    11,000
       Trustee

--------------------------
/1/      Zoe Ann Hines retired as of January 28, 1998.
/2/      Robert M. Joses retired as of December 31, 1997.

    Trustees of MIP are compensated annually by all the registrants in the fund complex for their services as indicated above and also are reimbursed for all out-of-pocket expenses relating to attendance at board meetings. MIP, MasterWorks Funds Inc. and Managed Series Investment Trust are considered to be members of the same fund complex as such term is defined in Form N-1A under the 1940 Act (the "BGFA Fund Complex"). Stagecoach Funds, Inc., Stagecoach Trust and Life & Annuity Trust together form a separate fund complex (the "Wells Fargo Fund Complex"). Prior to December 15, 1997, the Wells Fargo Fund Complex also included Overland Express Funds, Inc. and Master Investment Trust. On that date, Overland Express Funds, Inc. was consolidated with and into Stagecoach Funds, Inc. and Master Investment Trust was dissolved. Each of the Trustees and the principal officer of MIP serves in the identical capacity as directors/trustees and/or officer of each registered open-end management investment company in both the BGFA and Wells Fargo Fund Complexes. The Trustees are compensated by other Companies and Trusts within the fund complexes for their services as Directors/Trustees to such Companies and Trusts. Currently the Trustees do not receive any retirement benefits or deferred compensation from MIP or any other member of each fund complex.

    As of the date of this SAI, the Trustees and Principal Officer of MIP as a group beneficially owned less than 1% of the outstanding shares of MIP.

ITEM 15.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

    As of September 1, 1998, the Money Market Fund of MasterWorks Funds
Inc. ("MasterWorks"), 111 Center Street, Little Rock, Arkansas 72201, owned approximately 99.99% of the outstanding voting securities of the Master Portfolio and could be considered a "controlling person" of the Master Portfolio for purposes of the 1940 Act.

ITEM 16.  INVESTMENT ADVISORY AND OTHER SERVICES.

    The following information supplements and should be read in conjunction with Item 5 in Part A.

    Investment Adviser. BGFA provides investment advisory services to the Master Portfolio pursuant to an Investment Advisory Contract (the "Advisory Contract") with MIP. As to the Master Portfolio, the Advisory Contract is subject to annual approval by (i) MIP's Board of Trustees or (ii) vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Master Portfolio, provided that in either event the continuance also is approved by a majority of MIP's Board of Trustees who are not "interested persons" (as defined in the 1940 Act) of MIP or BGFA, by vote cast in person at a meeting called for the purpose of voting on such approval. The Advisory Contract is terminable without penalty, on 60 days' written notice, by either party and will terminate automatically in the event of its assignment (as defined in the 1940 Act).

    Co-Administrators. Stephens and BGI are the Master Portfolio's co-administrators. Stephens and BGI provide the Master Portfolio with administrative services, including general supervision of the Master Portfolio' non-investment operations, coordination of the other services provided to the Master Portfolio, compilation of information for reports to the SEC and the state securities commissions, preparation of proxy statements and shareholder reports, and general supervision of data compilation in connection with preparing periodic reports to the MIP's trustees and officers. Stephens also furnishes office space and certain facilities to conduct the Master Portfolio' business, and compensates the MIP's trustees, officers and employees who are affiliated with Stephens. In addition, except as outlined below under "Expenses," Stephens and BGI will be responsible for paying all expenses incurred by the Master Portfolio other than the fees payable to BGFA. Stephens and BGI are not entitled to compensation for providing administration services to the Master Portfolio.

BGI has delegated certain of its duties as co-administrator to Investors Bank & Trust Company ("IBT"). IBT, as sub-administrator, is compensated by BGI for performing certain administration services.

    Placement Agent. Stephens is the placement agent for the Master
Portfolio. Stephens is a full service broker/dealer and investment advisory firm located at 111 Center Street, Little Rock, Arkansas 72201. Stephens and its predecessor have been providing securities and investment services for more than 60 years, including discretionary portfolio management services since 1983. Stephens currently manages investment portfolios for pension and profit sharing plans, individual investors, foundations, insurance companies and university endowments. Stephens does not receive compensation for acting as placement agent.

    Custodian. IBT currently acts as the Master Portfolio's custodian. The principal business address of IBT is 200 Clarendon Street, Boston, Massachusetts 02116. IBT is not entitled to receive compensation for its custodial services so long as it is entitled to receive compensation for providing sub-administration services to the Master Portfolio.

    Transfer and Dividend Disbursing Agent. IBT also acts as the Master Portfolio's Transfer and Dividend Disbursing Agent (the "Transfer Agent"). IBT is not entitled to receive compensation for providing such services to MIP so long as it receives fees for providing similar services to the funds which invest substantially all of their assets in the Master Portfolio.

    Expenses. Except for extraordinary expenses, brokerage and other expenses connected with to the execution of portfolio transactions and certain other expenses which are borne by the Master Portfolio, Stephens and BGI have agreed to bear all costs of the Master Portfolio' and MIP's operations.

ITEM 17.  BROKERAGE ALLOCATION AND  OTHER PRACTICES.

    General. BGFA assumes general supervision over placing orders on behalf of the Master Portfolio for the purchase or sale of portfolio securities. Allocation of brokerage transactions, including their frequency, is made in the best judgment of BGFA and in a manner deemed fair and reasonable to interestholders. In executing portfolio transactions and selecting brokers or dealers, BGFA seeks to obtain the best overall terms available for the Master Portfolio. In assessing the best overall terms available for any transaction, BGFA considers factors deemed relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. The primary consideration is prompt execution of orders at the most favorable net price. Certain of the brokers or dealers with whom the Master Portfolio may transact business offer commission rebates to the Master Portfolio. BGFA considers such rebates in assessing the best overall terms available for any transaction. The overall reasonableness of brokerage commissions paid is evaluated by BGFA based upon its knowledge of available information as to the general level of commissions paid by other institutional investors for comparable services.

    Securities of Regular Broker/Dealers. On February 28, 1998, the Master Portfolio was not yet in operation and therefore did not own securities of its "regular brokers or dealers" or their parents, as defined in the 1940 Act.

    Portfolio Turnover. Because the portfolio of the Master Portfolio consists of securities with relatively short-term maturities, the Master Portfolio expects to experience high portfolio turnover. A high portfolio turnover rate should not adversely affect the Master Portfolio since portfolio transactions ordinarily will be made directly with principals on a net basis and, consequently, the Master Portfolio usually will not incur brokerage expenses or excessive transaction costs.

ITEM 18.  CAPITAL STOCK AND OTHER SECURITIES.

    Pursuant to MIP's Declaration of Trust, the Trustees are authorized to issue shares of beneficial interests in the Master Portfolio. Investors in the Master Portfolio are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Master Portfolio. Upon liquidation or dissolution of the Master Portfolio, investors are entitled to share pro rata in the Master Portfolio's net assets available for distribution to its investors. Investments in the Master Portfolio have no preference, pre-exemptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Investments in the Master Portfolio may not be transferred. No certificates are issued.

    Each investor is entitled to vote, with respect to matters affecting each of MIP's portfolios, in proportion to the amount of its investment in the MIP. Investors in the MIP do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in MIP may elect all of the Trustees of MIP if they choose to do so and in such event the other investors in MIP would not be able to elect any Trustee. MIP is not required to hold annual meetings of investors but MIP may hold special meetings of investors when in the judgment of MIP's Trustees it is necessary or desirable to submit matters for an investor vote.

    Rule 18f-2 under the 1940 Act provides that any matter required to be submitted under the provisions of the 1940 Act or applicable state law or otherwise to the holders of the outstanding voting securities of an investment company, such as MIP, will not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding shares of the Master Portfolio affected by such matter. Rule 18f-2 further provides that the Master Portfolio shall be deemed to be affected by a matter unless it is clear that the interests of the Master Portfolio in the matter are identical or that the matter does not affect any interest of the Master Portfolio. However, the Rule exempts the selection of independent accountants and the election of Trustees from the separate voting requirements of the Rule.

ITEM 19.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES.

    The following information supplements and should be read in conjunction with Items 7 and 8 in Part A.

    Purchase of Securities. Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Master Portfolio may only be made by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

    Payment for shares of the Master Portfolio may, at the discretion of the adviser, be made in the form of securities that are permissible investments for the Master Portfolio and must meet the investment objective, policies and limitations of the Master Portfolio as described in the Part A. In connection with an in-kind securities payment, the Master Portfolio may require, among other things, that the securities (i) be valued on the day of purchase in accordance with the pricing methods used by the Master Portfolio; (ii) are accompanied by satisfactory assurance that the Master Portfolio will have good and marketable title to such securities received by it; (iii) are not subject to any restrictions upon resale by the Master Portfolio; (iv) be in proper form for transfer to the Master Portfolio; and (v) are accompanied by adequate information concerning the basis and other tax matters relating to the securities. All dividends, interest, subscription or other rights pertaining to such securities shall become the property of the Master Portfolio engaged in the in-kind purchase transaction and must be delivered to the Master Portfolio by the investor upon receipt from the issuer. Securities acquired through an in-kind purchase will be acquired for investment and not for immediate resale. Shares purchased in exchange for securities generally cannot be redeemed until the transfer has settled.

    Suspension of Redemptions. The right of redemption of Master Portfolio shares may be suspended or the date of payment postponed (a) during any period when the New York Stock Exchange is closed (other than customary weekend and holiday closings), (b) when trading in the markets the Master Portfolio ordinarily utilizes is restricted, or when an emergency exists as determined by the Securities and Exchange Commission so that disposal of the Master Portfolio' investments or determination of its net asset value is not reasonably practicable, or (c) for such other periods as the Securities and Exchange Commission by order may permit to protect the Master Portfolio's interestholders.

PRICING OF SECURITIES.

    The Master Portfolio uses the amortized cost method to determine the value of its portfolio securities pursuant to Rule 2a-7 under the 1940 Act. The amortized cost method involves valuing a security at its cost and amortizing any discount or premium over the period until maturity, regardless of the impact of fluctuating interest rates on the market value of the security. While this method provides certainty in valuation, it may result in periods during which the value, as determined by amortized cost, is higher or lower than the price that the Master Portfolio would receive if the security were sold. During these periods the yield to a shareholder may differ somewhat from that which could be obtained from a similar Master Portfolio that uses a method of valuation based upon market prices. Thus, during periods of declining interest rates, if the use of the amortized cost method resulted in a lower value of the Master Portfolio's portfolio on a particular day, a prospective investor in the Master Portfolio would be able to obtain a somewhat higher yield than would result from investment in the Master Portfolio using solely market values, and existing Master Portfolio interestholders would receive correspondingly less income. The converse would apply during periods of rising interest rates.

    Rule 2a-7 provides that in order to value its portfolio using the amortized cost method, the Money Market Master Portfolio must maintain a dollar-weighted average portfolio maturity of 90 days or less, purchase securities having remaining maturities (as defined in Rule 2a-7) of thirteen months or less and invest only in those high-quality securities that are determined by the Board of Directors to present minimal credit risks. The maturity of an instrument is generally deemed to be the period remaining until the date when the principal amount thereof is due or the date on which the instrument is to be redeemed. However, Rule 2a-7 provides that the maturity of an instrument may be deemed shorter in the case of certain instruments, including certain variable- and floating-rate instruments subject to demand features.

    New York Stock Exchange Closings. The holidays on which the New York Stock Exchange is closed currently are: New Year's Day, Martin Luther King, Jr.'s Birthday, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

ITEM 20.  TAX STATUS.

    MIP is organized as a business trust under Delaware law. Under MIP's current classification for federal income tax purposes, it is intended that the Master Portfolio will be treated as a partnership for such purposes and, therefore, the Master Portfolio will not be subject to any federal income tax. However, each investor in the Master Portfolio will be taxable on its share (as determined in accordance with the governing instruments of MIP) of the Master Portfolio's ordinary income and capital gains in determining its federal income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

    MIP's taxable year-end is the last day of December. Although MIP will not be subject to Federal income tax, it will file appropriate federal income tax returns.

    The Master Portfolio's assets, income and distributions will be managed in such a way that an investor in the Master Portfolio may satisfy the requirements of Subchapter M of the Code, by investing substantially all of its investable assets in the Master Portfolio. Investors are advised to consult their own tax advisors as to the tax consequences of an investment in the Master Portfolio.

ITEM 21.  UNDERWRITERS.

    The exclusive placement agent for MIP is Stephens, which receives no compensation for serving in this capacity. Registered broker/dealers and investment companies, insurance company separate accounts, common and commingled trust funds, group trust and similar organizations and entities which constitute accredited investors, as defined in the regulations adopted under the 1933 Act, may continuously invest in the Master Portfolio of MIP.

ITEM 22.  CALCULATIONS OF PERFORMANCE DATA.

    Not applicable.

ITEM 23.  FINANCIAL INFORMATION.

    KPMG Peat Marwick LLP provides audit services, tax return preparation and assistance and consultation in connection with the review of certain SEC filings. KPMG Peat Marwick LLP's address is Three Embarcadero Center, San Francisco, California 94111. For the fiscal year ended February 28, 1995, MIP's financial statements were audited by other independent auditors. Such auditors expressed an unqualified opinion on the financial statements of the MIP.

    The audited financial statements, including the portfolio of investments, and independent auditors' report for MIP for the fiscal year ended February 28, 1998 are hereby incorporated by reference to the MasterWorks Funds Inc. (SEC File Nos. 33-54126; 811-7322) Annual Report, as filed with the SEC on May 1, 1998. The audited financial statements for MIP are attached to all Part Bs delivered to interestholders or prospective interestholders.

                                    APPENDIX

    Description of certain ratings assigned by Standard & Poor's Corporation ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Fitch Investors Service, Inc. ("Fitch"), Duff & Phelps, Inc. ("Duff") and IBCA Inc. and IBCA Limited ("IBCA"):

S&P

BOND RATINGS

"AAA"

    Bonds rated AAA have the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

"AA"

    Bonds rated AA have a very strong capacity to pay interest and repay principal and differ from the highest rated issues only in small degree.

"A"
    Bonds rated A have a strong capacity to pay interest and repay principal although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories.

"BBB"

    Bonds rated "BBB" are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for bonds in this category than for bonds in higher rated categories.

    S&P's letter ratings may be modified by the addition of a plus (+) or minus (-) sign designation, which is used to show relative standing within the major rating categories, except in the AAA (Prime Grade) category.

COMMERCIAL PAPER RATING

    The designation A-1 by S&P indicates that the degree of safety regarding timely payment is either overwhelming or very strong. Those issues determined to possess overwhelming safety characteristics are denoted with a plus sign (+) designation. Capacity for timely payment on issues with an A-2 designation is strong. However, the relative degree of safety is not as high as for issues designated A-1.

MOODY'S

BOND RATINGS

"Aaa"

    Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

"Aa"

    Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what generally are known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

"A"

    Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

"Baa"

    Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

    Moody's applies the numerical modifiers "1", "2" and "3" to show relative standing within the major rating categories, except in the "Aaa" category. The modifier "1" indicates a ranking for the security in the higher end of a rating category; the modifier "2" indicates a mid-range ranking; and the modifier "3" indicates a ranking in the lower end of a rating category.

COMMERCIAL PAPER RATING

    The rating ("P-1") Prime-1 is the highest commercial paper rating assigned by Moody's. Issuers of "P-1" paper must have a superior capacity for repayment of short-term promissory obligations, and ordinarily will be evidenced by leading market positions in well established industries, high rates of return on funds employed, conservative capitalization structures with moderate reliance on debt and ample asset protection, broad margins in earnings coverage of fixed financial charges and high internal cash generation, and well established access to a range of financial markets and assured sources of alternate liquidity.

    Issuers (or relating supporting institutions) rated ("P-2") Prime-2 have a strong capacity for repayment of short-term promissory obligations. This ordinarily will be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

FITCH

BOND RATINGS

    The ratings represent Fitch's assessment of the issuer's ability to meet the obligations of a specific debt issue or class of debt. The ratings take into consideration special features of the issue, its relationship to other obligations of the issuer, the current financial condition and operative performance of the issuer and of any guarantor, as well as the political and economic environment that might affect the issuer's future financial strength and credit quality.

"AAA"

    Bonds rated "AAA" are considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

"AA"

    Bonds rated "AA" are considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated "AAA". Because bonds rated in the "AAA" and "AA" categories are not significantly vulnerable to foreseeable future developments, short- term debt of these issuers is generally rated "F-1+".

"A"

    Bonds rated "A" are considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

"BBB"

    Bonds rated "BBB" are considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have an adverse impact on these bonds and, therefore, impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

    Plus (+) and minus (-) signs are used with a rating symbol to indicate the relative position of a credit within the rating category.

SHORT-TERM RATINGS

    Fitch's short-term ratings apply to debt obligations that are payable on demand or have original maturities of up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes.

    Although the credit analysis is similar to Fitch's bond rating analysis, the short-term rating places greater emphasis than bond ratings on the existence of liquidity necessary to meet the issuer's obligations in a timely manner.

"F-1+"

    Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

"F-1"

    Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated F-1+.

"F-2"

    Good Credit Quality. Issues carrying this rating have a satisfactory degree of assurance for timely payments, but the margin of safety is not as great as the F-1+ and F-1 categories.

DUFF

BOND RATINGS

"AAA"

    Bonds rated AAA are considered highest credit quality. The risk factors are negligible, being only slightly more than for risk-free U.S. Treasury debt.

"AA"

    Bonds rated AA are considered high credit quality. Protection factors are strong. Risk is modest but may vary slightly from time to time because of economic conditions.

"A"

    Bonds rated A have protection factors which are average but adequate. However, risk factors are more variable and greater in periods of economic stress.

"BBB"

    Bonds rated BBB are considered to have below average protection factors but still considered sufficient for prudent investment. Considerable variability in risk during economic cycles.

    Plus (+) and minus (-) signs are used with a rating symbol (except AAA) to indicate the relative position of a credit within the rating category.

COMMERCIAL PAPER RATING

    The rating "Duff-1" is the highest commercial paper rating assigned by Duff. Paper rated Duff-1 is regarded as having very high certainty of timely payment with excellent liquidity factors which are supported by ample asset protection. Risk factors are minor. Paper rated "Duff-2" is regarded as having good certainty of timely payment, good access to capital markets and sound liquidity factors and company fundamentals. Risk factors are small.

IBCA

BOND AND LONG-TERM RATINGS

    Obligations rated AAA by IBCA have the lowest expectation of investment risk. Capacity for timely repayment of principal and interest is substantial, such that adverse changes in business, economic or financial conditions are unlikely to increase investment risk significantly. Obligations for which there is a very low expectation of investment risk are rated AA by IBCA. Capacity for timely repayment of principal and interest is substantial. Adverse changes in business, economic or financial conditions may increase investment risk albeit not very significantly.

COMMERCIAL PAPER AND SHORT-TERM RATINGS

    The designation A1 by IBCA indicates that the obligation is supported by a very strong capacity for timely repayment. Those obligations rated A1+ are supported by the highest capacity for timely repayment. Obligations rated A2 are supported by a strong capacity for timely repayment, although such capacity may be susceptible to adverse changes in business, economic or financial conditions.

INTERNATIONAL AND U.S. BANK RATINGS

    An IBCA bank rating represents IBCA's current assessment of the strength of the bank and whether such bank would receive support should it experience difficulties. In its assessment of a bank, IBCA uses a dual rating system comprised of Legal Ratings and Individual Ratings. In addition, IBCA assigns banks Long- and Short-Term Ratings as used in the corporate ratings discussed above. Legal Ratings, which range in gradation from 1 through 5, address the question of whether the bank would receive support provided by central banks or interestholders if it experienced difficulties, and such ratings are considered by IBCA to be a prime factor in its assessment of credit risk. Individual Ratings, which range in gradations from A through E, represent IBCA's assessment of a bank's economic merits and address the question of how the bank would be viewed if it were entirely independent and could not rely on support from state authorities or its owners.

THOMPSON'S BANK WATCH

    Management may also use the bond categorizations and recommendations of Thompson's Bank Watch, a banking industry monitor, to select certain portfolio investments.

                          MASTER INVESTMENT PORTFOLIO

                               FILE NO. 811-8162

                                     PART C

                               OTHER INFORMATION

Item 24.  Financial Statements and Exhibits
-------   ---------------------------------

          (a)  Financial Statements


          (b)  Exhibits:

   Exhibit
   Number                                                               Description
---------------------------  -------------------------------------------------------------------------------------------------------

    1(a)                      -   Amended and Restated Declaration of Trust, incorporated by reference to the Registration
                                  Statement on Form N-1A, filed November 15, 1993, and filed herewith.

    1(b)                      -   Certificate of Trust,  incorporated by reference to the Registration Statement on Form N-1A, filed November 15, 1993, and filed herewith.

    1(c)                      -   Amendment to the Amended and Restated Agreement and Declaration of Trust dated August 19, 1998, filed herewith.

    1(d)                      -   Certificate of Amendment to the Certificate of Trust dated August 19, 1998, filed herewith.

    2                         -   By-Laws, incorporated by reference to the Registration Statement on Form N-1A filed November 15,
                                  1993, and filed herewith.

    3                         -   Not Applicable.

    4                         -   Not Applicable.

    5(a)                      -   Investment Advisory Contract by and among BZW Barclays Global Fund Advisors and Master Investment
                                  Portfolio dated January 1, 1996, on behalf of the LifePath 2000 Master Portfolio, incorporated by reference to Amendment No. 3 to the Registration Statement, filed January 5, 1996.

    5(b)                      -   Investment Advisory Contract by and among BZW Barclays Global Fund Advisors and Master Investment
                                  Portfolio dated January 1, 1996, on behalf of the LifePath 2010 Master Portfolio, incorporated by reference to Amendment No. 3 to the Registration Statement, filed January 5, 1996.

   Exhibit
   Number                                                               Description
---------------------------  -------------------------------------------------------------------------------------------------------

    5(c)                      -  Investment Advisory Contract by and among BZW Barclays Global Fund Advisors and Master Investment
                                 Portfolio dated January 1, 1996, on behalf of the LifePath 2020 Master Portfolio, incorporated by reference to Amendment No. 3 to the Registration Statement, filed January 5, 1996.

    5(d)                      -  Investment Advisory Contract by and among BZW Barclays Global Fund Advisors and Master Investment
                                 Portfolio dated January 1, 1996, on behalf of the LifePath 2030 Master Portfolio, incorporated by reference to Amendment No. 3 to the Registration Statement, filed January 5, 1996.

    5(e)                      -  Investment Advisory Contract by and among BZW Barclays Global Fund Advisors and Master Investment
                                 Portfolio dated January 1, 1996, on behalf of the LifePath 2040 Master Portfolio, incorporated by reference to Amendment No. 3 to the Registration Statement, filed January 5, 1996.

    5(f)                      -  Investment Advisory Contract by and among BZW Barclays Global Fund Advisors and Master Investment
                                 Portfolio dated January 1, 1996, on behalf of the Bond Index Master Portfolio, incorporated by reference to Amendment No. 3 to the Registration Statement, filed January 5, 1996.

    5(g)                      -  Investment Advisory Contract by and among BZW Barclays Global Fund Advisors and Master Investment
                                 Portfolio dated January 1, 1996, on behalf of the Asset Allocation Master Portfolio, incorporated by reference to Amendment No. 3 to the Registration Statement, filed January 5, 1996.

    5(h)                      -  Investment Advisory Contract by and among BZW Barclays Global Fund Advisors and Master Investment
                                 Portfolio dated January 1, 1996, on behalf of the S&P 500 Index Master Portfolio, incorporated by reference to Amendment No. 3 to the Registration Statement, filed January 5, 1996.

    5(i)                      -  Investment Advisory Contract by and among BZW Barclays Global Fund Advisors and Master Investment
                                 Portfolio dated January 1, 1996, on behalf of the U.S. Treasury Allocation Master Portfolio, incorporated by reference to Amendment No. 3 to the Registration Statement, filed January 5, 1996.

    5(j)                      -  Form of Investment Advisory Contract by and among Barclays Global Fund Advisors and Master
                                 Investment Portfolio dated June 11, 1998, on behalf of the Money Market Master Portfolio, filed herewith.

    6                         -  Placement Agency Agreement with Stephens Inc. on behalf of each Master Portfolio, incorporated by reference to Amendment No. 4 to the Registration Statement, filed on June 28, 1996.

    7                         -  Not Applicable.

    8                         -  Custody Agreement with Investors Bank & Trust, N.A. dated October 21, 1996 on behalf of each Master

                                 Portfolio, incorporated by reference to Amendment No. 5 to the Registration Statement, filed June
                                 30, 1997.

    9(a)                      -  Co-Administration Agreement with Stephens Inc. and Barclays Global Investors, N.A. dated October
                                 21, 1996 on behalf of each Master Portfolio, incorporated by reference to Amendment No. 5 to the
                                 Registration Statement, filed June 30, 1997.

    9(b)                      -  Sub-Administration Agreement with Investors Bank & Trust and Barclays Global Investors, N.A. dated
                                 October 21, 1996 on behalf of each Master Portfolio, incorporated by reference to Amendment No. 5 to the Registration Statement, filed June 30, 1997.

   Exhibit
   Number                                                               Description
---------------------------  -------------------------------------------------------------------------------------------------------

    9(c)                      -  Third Party Feeder Fund Agreement with Massmutual Institutional Funds and Massachusetts Mutual Life
                                 Insurance Company dated February 27, 1998, filed June 30, 1998.

    9(d)                      -  Third Party Feeder Fund Agreement by and among Strong Equity Funds, Inc., Strong Funds
                                 Distributors, Inc. and Master Investment Portfolio dated April 25, 1997, filed herewith.

    9(e)                      -  Form of Third Party Feeder Fund Agreement by and among Hewitt Series Funds, its Distributor and MIP dated April 29, 1998, filed herewith.

    10                        -  Not Applicable.

    11                        -  Not Applicable.

    12                        -  Not Applicable.

    13                        -  Not Applicable.

    14                        -  Not Applicable.

    15                        -  Distribution Plan on behalf of the LifePath Master Portfolios, incorporated by reference to
                                 Amendment No. 3 to the Registration Statement, filed January 5, 1996.

    16                        -  Not Applicable.

    17                        -  See Exhibit 27.

    18                        -  Not Applicable.

    19                        -  Powers of Attorney for Jack S. Euphrat, R. Greg Feltus, Thomas S. Goho, Zoe Ann Hines, W. Rodney
                                 Hughes, Robert M. Joses and J. Tucker Morse, incorporated by reference to Amendment No. 5 to the
                                 Registration Statement, filed June 30, 1997.

    27                        -  Financial Data Schedules for the fiscal period ended February 28, 1998, incorporated by reference to the Form N-SAR filed on April 28, 1998.

Item 25.  Persons Controlled by or Under Common Control with Registrant
-------   -------------------------------------------------------------

          No person is controlled by or under common control with the Registrant.

Item 26.  Number of Holders of Securities
-------   -------------------------------

          As of June 1, 1998, the number of record holders of each class of securities of the Registrant was as follows:

                                                 Number of Record
          Title of Class                              Holders
          ----------------                       ----------------
          Shares of beneficial interest, $.001
          per share, of the following series:

          LifePath 2000 Master Portfolio                 3
          LifePath 2010 Master Portfolio                 3
          LifePath 2020 Master Portfolio                 3
          LifePath 2030 Master Portfolio                 3
          LifePath 2040 Master Portfolio                 3
          S&P 500 Index Master Portfolio                 5
          Bond Index Master Portfolio                    2
          Asset Allocation Master Portfolio              2
          U.S. Treasury Allocation Master Portfolio      2
          Money Market Master Portfolio                N/A


Item 27.  Indemnification
-------   ---------------

          Reference is made to Article IX of the Registrant's Declaration of Trust. The application of these provisions is limited by Article 10 of the Registrant's By-Laws and by the following undertaking set forth in the rules promulgated by the Securities and Exchange Commission:

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

Item 28.  (a)  Business and Other Connections of Investment Adviser
-------        ----------------------------------------------------

          The LifePath 2000, LifePath 2010, LifePath 2020, LifePath 2030, LifePath 2040, Asset Allocation, Bond Index, S&P 500 Index and U.S. Treasury Allocation Master Portfolios are advised by Barclays Global Fund Advisors ("BGFA"), a wholly-owned subsidiary of Barclays Global Investors, N.A. ("BGI", formerly, Wells Fargo Institutional Trust Company).

          BGFA's business is that of a registered investment adviser to certain open-end, management investment companies and various other institutional investors. Wells Fargo Bank's business is that of a national banking association with respect to which it conducts a variety of commercial banking and trust activities, including acting as investment adviser and/or sub-adviser to certain open-end management investment companies and various other institutional investors.

          The directors and officers of BGFA consist primarily of persons who during the past two years have been active in the investment management business of the former sub-adviser to the Registrant, Wells Fargo Nikko Investment Advisors ("WFNIA") and, in some cases, the service business of BGI. Each of the directors and executive officers of BGFA will also have substantial responsibilities as directors and/or officers of BGI. To the knowledge of the Registrant, except as set forth below, none of the directors or executive officers of BGFA is or has been at any time during the past two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature.

Name and Position             Principal Business(es) During at
at BGFA                       Least the Last Two Fiscal Years
----------------------------  ----------------------------------------------------------------------
Frederick L.A. Grauer         Director of BGFA and Co-Chairman and Director of BGI
Director                      45 Fremont Street, San Francisco, CA 94105

Patricia Dunn                 Director of BGFA and Co-Chairman and Director of BGI
Director                      45 Fremont Street, San Francisco, CA 94105

Lawrence G. Tint              Chairman of the Board of Directors of BGFA and
Chairman and Director         Chief Executive Officer of BGI
                              45 Fremont Street, San Francisco, CA  94105

Geoffrey Fletcher             Chief Financial Officer of BGFA and BGI since May 1997
                              45 Fremont Street, San Francisco, CA 94105
                              Managing Director and Principal Accounting Officer at
                              Bankers Trust Company from 1988 - 1997
                              505 Market Street, San Francisco, CA 94111

       Prior to January 1, 1996, Wells Fargo Bank, N.A. ("Wells Fargo Bank"), a wholly owned subsidiary of Wells Fargo & Company, served as investment adviser to all of the Registrant's investment portfolios, and to certain other registered open-end management investment companies. Wells Fargo Bank's business is that of a national banking association with respect to which it conducts a variety of commercial banking and trust activities.

       To the knowledge of Registrant, none of the directors or executive officers of Wells Fargo Bank, except those set forth below, is or has been at any time during the past two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature, except that certain executive officers also hold various positions with and engage in business for Wells Fargo & Company. Set forth below are the names and principal businesses of the directors and executive officers of Wells Fargo Bank who are or during the past two fiscal years have been engaged in any other business, profession, vocation or employment of a substantial nature for their own account or in the capacity of director, officer, employee, partner or trustee. All the directors of Wells Fargo Bank also serve as directors of Wells Fargo & Company.

Name and Position             Principal Business(es) and Address(es)
at Wells Fargo Bank           During at Least the Last Two Fiscal Years
----------------------------  --------------------------------------------------------------------------------
H. Jesse Arnelle              Senior Partner of Arnelle, Hastie, McGee, Willis & Greene
Director                      455 Market Street
                              San Francisco, CA  94105

                              Director of Armstrong World Industries, Inc.
                              5037 Patata Street
                              South Gate, CA  90280

                              Director of Eastman Chemical Corporation
                              12805 Busch Place
                              Santa Fe Springs, CA  90670

                              Director of FPL Group, Inc.
                              700 Universe Blvd.
                              P.O. Box 14000
                              North Palm Beach, FL  33408

Michael R. Bowlin             Chairman of the Board of Directors, Chief Executive Officer,
Director                      Chief Operating Officer and President of
                              Atlantic Richfield Co. (ARCO)
                              Highway 150
                              Santa Paula, CA  93060

Edward Carson                 Chairman of the Board and Chief Executive Officer of
Director                      First Interstate Bancorp
                              633 West Fifth Street
                              Los Angeles, CA  90071

                              Director of Aztar Corporation
                              2390 East Camelback Road  Suite 400
                              Phoenix, AZ  85016

                              Director of Castle & Cook, Inc.
                              10900 Wilshire Blvd.
                              Los Angeles, CA  90024

Name and Position             Principal Business(es) and Address(es)
at Wells Fargo Bank           During at Least the Last Two Fiscal Years
----------------------------  --------------------------------------------------------------------------------
                              Director of Terra Industries, Inc.
                              1321 Mount Pisgah Road
                              Walnut Creek, CA  94596

William S. Davilla            President (Emeritus) and a Director of
Director                      The Vons Companies, Inc.
                              618 Michillinda Ave.
                              Arcadia, CA  91007

                              Director of Pacific Gas & Electric Company
                              788 Taylorville Road
                              Grass Valley, CA  95949

Rayburn S. Dezember           Director of CalMat Co.
Director                      3200 San Fernando Road
                              Los Angeles, CA  90065

                              Director of Tejon Ranch Company
                              P.O. Box 1000
                              Lebec, CA  93243

                              Director of The Bakersfield Californian
                              1707 I Street
                              P.O. Box 440
                              Bakersfield, CA  93302

                              Trustee of Whittier College
                              13406 East Philadelphia Ave.
                              P.O. Box 634
                              Whittier, CA  90608

Paul Hazen                    Chairman of the Board of Directors of
Chairman of the Board of      Wells Fargo & Company
 Directors                    420 Montgomery Street
                              San Francisco, CA  94105

                              Director of Phelps Dodge Corporation
                              2600 North Central Ave.
                              Phoenix, AZ  85004

                              Director of Safeway, Inc.
                              4th and Jackson Streets
                              Oakland, CA  94660

Robert K. Jaedicke            Professor (Emeritus) of Accounting
Director                      Graduate School of Business at Stanford University
                              MBA Admissions Office
                              Stanford, CA  94305

Name and Position             Principal Business(es) and Address(es)
at Wells Fargo Bank           During at Least the Last Two Fiscal Years
----------------------------  --------------------------------------------------------------------------------
                              Director of Bailard Biehl & Kaiser
                              Real Estate Investment Trust, Inc.
                              2755 Campus Dr.
                              San Mateo, CA  94403

                              Director of Boise Cascade Corporation
                              1111 West Jefferson Street
                              P.O. Box 50
                              Boise, ID  83728

                              Director of California Water Service Company
                              1720 North First Street
                              San Jose, CA  95112

                              Director of Enron Corporation
                              1400 Smith Street
                              Houston, TX  77002

                              Director of GenCorp, Inc.
                              175 Ghent Road
                              Fairlawn, OH  44333

                              Director of Homestake Mining Company
                              650 California Street
                              San Francisco, CA  94108

Thomas L. Lee                 Chairman and Chief Executive Officer of
Director                      The Newhall Land and Farming Company
                              10302 Avenue 7 1-2
                              Firebaugh, CA  93622

                              Director of Calmat Co.
                              501 El Charro Road
                              Pleasanton, CA  94588

                              Director of First Interstate Bancorp
                              633 West Fifth Street
                              Los Angeles, CA  90071

Ellen Newman                  President of Ellen Newman Associates
Director                      323 Geary Street
                              Suite 507
                              San Francisco, CA  94102

                              Chair (Emeritus) of the Board of Trustees
                              University of California at San Francisco Foundation
                              250 Executive Park Blvd.
                              Suite 2000
                              San Francisco, CA  94143

                              Director of the California Chamber of Commerce
                              1201 K Street  12th Floor
                              Sacremento, CA  95814

Name and Position             Principal Business(es) and Address(es)
at Wells Fargo Bank           During at Least the Last Two Fiscal Years
----------------------------  --------------------------------------------------------------------------------
Philip J. Quigley             Chairman, President and Chief Executive Officer of
Director                      Pacific Telesis Group
                              130 Kearney Street  Rm.  3700
                              San Francisco, CA  94108

Carl E. Reichardt             Director of Columbia/HCA Healthcare Corporation
Director                      One Park Plaza
                              Nashville, TN  37203

                              Director of Ford Motor Company
                              The American Road
                              Dearborn, MI  48121

                              Director of Newhall Management Corporation
                              23823 Valencia Blvd.
                              Valencia, CA  91355

                              Director of Pacific Gas and Electric Company
                              77 Beale Street
                              San Francisco, CA  94105

                              Retired Chairman of the Board of Directors
                              and Chief Executive Officer of Wells Fargo & Company
                              420 Montgomery Street
                              San Francisco, CA  94105

Donald B. Rice                President and Chief Executive Officer of Teledyne, Inc.
Director                      2049 Century Park East
                              Los Angeles, CA  90067

                              Retired Secretary of the Air Force

                              Director of Vulcan Materials Company
                              One MetroPlex Drive
                              Birmingham, AL  35209

Richard J. Stegemeier         Chairman (Emeritus) of Unocal Corp
Director                      44141 Yucca Avenue
                              Lancaster, CA  93534

                              Director of Foundation Health Corporation
                              166 4th
                              Fort Irwin, CA  92310

                              Director of Halliburton Company
                              3600 Lincoln Plaza
                              500 North Alcard Street
                              Dallas, TX  75201

                              Director of Northrop Grumman Corp.
                              1840 Century Park East
                              Los Angeles, CA  90067

Name and Position             Principal Business(es) and Address(es)
at Wells Fargo Bank           During at Least the Last Two Fiscal Years
----------------------------  --------------------------------------------------------------------------------
                              Director of Outboard Marine Corporation
                              100 SeaHorse Drive
                              Waukegan, IL  60085

                              Director of Pacific Enterprises
                              555 West Fifth Street
                              Suite 2900
                              Los Angeles, CA  90031

                              Director of First Interstate Bancorp
                              633 West Fifth Street
                              Los Angeles, CA  90071

Susan G. Swenson              President and Chief Executive Officer of Cellular One
Director                      651 Gateway Blvd.
                              San Francisco, CA  94080

David M. Tellep               Retired Chairman of the Board and Chief Executive Officer of
Director                      Martin Lockheed Corp
                              6801 Rockledge Drive
                              Bethesda, MD  20817

                              Director of Edison International
                              and Southern California Edison Company
                              2244 Walnut Grove Ave.
                              Rosemead, CA  91770

                              Director of First Interstate
                              633 West Fifth Street
                              Los Angeles, CA  90071

Chang-Lin Tien                Chancellor of the University of California at Berkeley
Director                      Berkeley, CA  94720

                              Director of Raychem Corporation
                              300 Constitution Drive
                              Menlo Park, CA  94025

John A. Young                 President, Chief Executive Officer and Director
Director                      of Hewlett-Packard Company
                              3000 Hanover Street
                              Palo Alto, CA  9434

                              Director of Chevron Corporation
                              225 Bush Street
                              San Francisco, CA  94104

                              Director of Lucent Technologies
                              25 John Glenn Drive
                              Amherst, NY  14228

                              Director of Novell, Inc.
                              11300 West Olympic Blvd.
                              Los Angeles, CA  90064

Name and Position             Principal Business(es) and Address(es)
at Wells Fargo Bank           During at Least the Last Two Fiscal Years
----------------------------  --------------------------------------------------------------------------------
                              Director of Shaman Pharmaceuticals Inc.
                              213 East Grand Ave. South
                              San Francisco, CA  94080

William F. Zuendt             President of Wells Fargo & Company
President                     420 Montgomery Street
                              San Francisco, CA  94105

                              Director of 3Com Corporation
                              5400 Bayfront Plaza
                              P.O. Box 58145
                              Santa Clara, CA  95052

                              Director of the California Chamber of Commerce

       Prior to January 1, 1996, WFNIA served as the sub-adviser to the Asset Allocation, U.S. Treasury Allocation, Bond Index and S&P 500 Index Master Portfolios, and as adviser or sub-adviser to various other open-end management investment companies. For additional information, see "Management" in the Part
B. For information as to the business, profession, vocation or employment of a substantial nature of each of the officers and management committees of WFNIA, reference is made to WFNIA's Form ADV and Schedules A and D filed under the Investment Advisers Act of 1940, SEC File No. 801-36479, incorporated herein by reference.

Item 29.  Principal Underwriters
-------   ----------------------

          (a) Stephens Inc., placement agent for the Registrant, does not presently act as investment adviser for any other registered investment companies, but does act as principal underwriter for Life & Annuity Trust, MasterWorks Funds Inc., Stagecoach Funds, Inc., Stagecoach Trust, Nations Fund, Inc., Nations Fund Trust, Nations Fund Portfolios, Inc., Nations LifeGoal Funds, Inc. and Nations Institutional Reserves, and is the exclusive placement agent for Managed Series Investment Trust and Master Investment Portfolio, all of which are registered open-end management investment companies.

          (b) Information with respect to each director and officer of the principal underwriter is incorporated by reference to Form ADV and Schedules A and D filed by Stephens Inc. with the Securities and Exchange Commission pursuant to the Investment Advisors Act of 1940 (File No. 501-15510).

          (c)  Not Applicable

Item 30.  Location of Accounts and Records
-------   --------------------------------

          (a) The Registrant maintains accounts, books and other documents required by Section 31(a) of the Investment Company Act of 1940 and the rules thereunder (collectively, "Records") at the offices of Stephens Inc., 111 Center Street, Little Rock, Arkansas 72201.

          (b) BGFA and BGI maintain all Records relating to their services as adviser and co-administrator, respectively, at 45 Fremont Street, San Francisco, California 94105.

          (c) Wells Fargo Bank maintains all Records relating to its services as investment adviser for the periods prior to January 1, 1996, at 525 Market Street, San Francisco, California 94105.

          (d) Stephens maintains all Records relating to its services as sponsor, co- administrator and distributor at 111 Center Street, Little Rock, Arkansas 72201.

          (e) IBT maintains all Records relating to its services as sub-administrator and custodian at 200 Clarendon Street, Boston, Massachusetts 02116.

Item 31.  Management Services
-------   -------------------

          Other than as set forth under the captions "Item 5 Management of the Master Portfolios" in Part A of this Registration Statement and "Item 16 Investment Advisory and Other Services" in Part B of this Registration Statement, Registrant is not a party to any management-related service contract.

Item 32.  Undertakings
-------   ------------

          (a)  Not applicable.

          (b)  Not applicable.

          (c) Registrant hereby undertakes to call a meeting of shareholders for the purpose of voting upon the questions of removal of a trustee or trustees when requested in writing to do so by the holders of at least 10% of the Registrant's outstanding shares of beneficial interest and in connection with such meeting to comply with the provisions of Section 16(c) of the Investment Company Act of 1940 relating to shareholder communications.

                                   SIGNATURES

      Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Little Rock, State of Arkansas on the 31st day of August, 1998.


                                MASTER INVESTMENT PORTFOLIO


                                By /s/ Richard H. Blank, Jr.
                                   -------------------------
                                (Richard H. Blank, Jr.)
                                Secretary and Treasurer
                                (Principal Financial Officer)


     Signature                     Title
     ---------                     -----

                  *                Trustee, Chairman and President
     -------------------------     (Principal Executive Officer)
     (R. Greg Feltus)

     /s/ Richard H. Blank, Jr.     Secretary and Treasurer
     -------------------------     (Principal Financial Officer)
     (Richard H. Blank, Jr.)

                  *                Trustee
     -------------------------
     (Jack S. Euphrat)

                  *                Trustee
     -------------------------
     (Thomas S. Goho)

                  *                Trustee
     -------------------------
     (W. Rodney Hughes)

                  *                Trustee
     -------------------------
     (J. Tucker Morse)

*By: /s/ Richard H. Blank, Jr.
     -------------------------
     Richard H. Blank, Jr.
     As Attorney-in-Fact
     August 31, 1998

                          MASTER INVESTMENT PORTFOLIO

                               FILE NO. 811-8162

                                 EXHIBIT INDEX

Exhibit
Number                          Description
------                          -----------
EX-99.B1(a)      *  Amended and Restated Declaration of Trust, incorporated by reference to the Registration Statement on Form N-1A, filed
                    November 15, 1993, and filed herewith.

EX-99.B1(b)      *  Certificate of Trust, incorporated by reference to the
                    Registration Statement on Form N-1A, filed November 15,
                    1993, and filed herewith.

EX-99.B1(c)      *  Amendment to the Amended and Restated Agreement and
                    Declaration of Trust.

EX-99.B1(d)      *  Certificate of Amendment to the Certificate of Trust.

EX-99.B2         *  By-Laws, incorporated by reference to the Registration
                    Statement on Form N-1A, filed November 15, 1993, and filed herewith.

EX-99.B5(j)      *  Form of Investment Advisory Contract.

EX-99.B9(d)      *  Third Party Feeder Fund Agreement (Strong Funds).

EX-99.B9(e)      *  Form of Third Party Feeder Fund Agreement (Hewitt).